GLOBE LIFE INC. REPORTS
First Quarter 2023 Results

McKinney, TX, May 3, 2023—Globe Life Inc. (NYSE: GL) reported today that for the quarter ended March 31, 2023, net income was $2.28 per diluted common share, compared with $2.37 per diluted common share for the year-ago quarter. Net operating income for the quarter was $2.53 per diluted common share, compared with $2.43 per diluted common share for the year-ago quarter.

The results included herein reflect the adoption of ASU 2018-12, Financial Services - Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts (LDTI). Globe Life Inc. implemented the standard on January 1, 2023 using the modified retrospective transition method at adoption. As a result of this election, the prior year figures have been restated as of January 1, 2021 with impacts to Shareholders' Equity, underwriting margins and net income.

HIGHLIGHTS:

●	Net income as an ROE was 22.9% for the three months ended March 31, 2023. Net operating income as an ROE excluding accumulated other comprehensive income (AOCI) was 14.6% for the same period.

●
At the Liberty National Division, life net sales and health net sales increased over the year-ago quarter by 27% and 14%, respectively. Additionally, life premiums increased 6% and the average producing agent count increased 13% over the year-ago quarter.

●
At the Family Heritage Division, health premiums increased 7% and health net sales increased 21% over the year-ago quarter. Additionally, the average producing agent count increased 18% over the year-ago quarter.

●	At the American Income Life Division, life premiums increased 5% over the year-ago quarter. Additionally, the average producing agent count increased 4% over the year-ago quarter.

●	1.2 million shares of Globe Life Inc. common stock were repurchased during the quarter.

Note: As used in the earnings release, "Globe Life," the "Company," "we," "our," and "us" refer to Globe Life Inc., a Delaware corporation incorporated in 1979, its subsidiaries and affiliates.

GL Q1 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
RESULTS OF OPERATIONS

Net operating income, a non-GAAP(1) financial measure, has been used consistently by Globe Life’s management for many years to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

The following table represents Globe Life's operating summary for the three months ended March 31, 2023 and 2022:

Operating Summary
	Per Share
	Three Months Ended March 31,			Three Months Ended March 31,
	2023	2022	% Chg.	2023	2022	% Chg.
Insurance underwriting income(2)	$3.18	$3.07	4	$311,037	$307,326	1
Excess investment income(2)	0.30	0.26	15	29,255	25,825	13
Interest on debt	(0.25)	(0.20)	25	(24,867)	(19,944)	25
Parent Company expense	(0.03)	(0.03)		(2,585)	(2,640)
Income tax expense	(0.61)	(0.61)	—	(59,849)	(61,083)	(2)
Stock compensation benefit (expense), net of tax	(0.05)	(0.06)		(4,949)	(6,189)
Net operating income	2.53	2.43	4	248,042	243,295	2

Reconciling items, net of tax:
Realized gain (loss)—investments	(0.25)	(0.06)		(24,432)	(5,723)
Non-operating expenses	—	—		—	(88)
Net income(3)	$2.28	$2.37		$223,610	$237,484

Weighted average diluted shares outstanding	97,911	100,250
(1)GAAP is defined as accounting principles generally accepted in the United States of America.
(2)Definitions included within this document.
(3)A GAAP-basis condensed consolidated statement of operations is included in the appendix of this report.

Note: Tables in this earnings release may not sum due to rounding.

GL Q1 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
MANAGEMENT VS. GAAP MEASURES

Shareholders' equity, excluding AOCI, and book value per share, excluding AOCI, are non-GAAP measures that are utilized by management to view the business without the effect of changes in AOCI, which are primarily attributable to fluctuation in interest rates. Management views the business in this manner because it creates more meaningful and easily identifiable trends, as we exclude fluctuations resulting from changes in interest rates. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

	Three Months Ended March 31,
	2023	2022
Net income as an ROE(1)	22.9%	41.8%
Net operating income as an ROE (excluding AOCI)	14.6%	15.4%

	March 31,
	2023	2022
Shareholders' equity	$3,846,291	$2,544,275
Impact of adjustment to exclude AOCI	2,961,093	3,827,006
Shareholders' equity, excluding AOCI	$6,807,384	$6,371,281

Book value per share	$39.74	$25.52
Impact of adjustment to exclude AOCI	30.60	38.39
Book value per share, excluding AOCI	$70.34	$63.91
(1) Calculated using average shareholders' equity for the measurement period.

INSURANCE OPERATIONS:

Life insurance accounted for 76% of the Company’s insurance underwriting margin for the quarter and 71% of total premium revenue.

Health insurance accounted for 24% of the Company's insurance underwriting margin for the quarter and 29% of total premium revenue.

Net sales of life insurance increased 1% for the quarter and net health sales increased 17%.

The following table summarizes Globe Life's premium revenue by product type for the three months ended March 31, 2023 and 2022:

Insurance Premium Revenue
	Quarter Ended
	March 31, 2023	March 31, 2022	% Chg.
Life insurance	$772,597	$749,128	3
Health insurance	322,493	315,684	2
Annuity	—	—
Total	$1,095,090	$1,064,812	3

GL Q1 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
INSURANCE UNDERWRITING INCOME

Insurance underwriting margin is management’s measure of profitability of the Company's life, health, and annuity segments’ underwriting performance, and consists of premiums less policy obligations (excluding interest on policy liabilities), commissions and other acquisition expenses. Insurance underwriting income is the sum of the insurance underwriting margins of the life, health, and annuity segments, plus other income, less administrative expenses. It excludes the investment segment, interest on debt, Parent Company expense, stock compensation expense and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of underwriting results by distribution channel. Insurance underwriting income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Results of Operations section above.

The following table summarizes Globe Life's insurance underwriting income by segment for the three months ended March 31, 2023 and 2022:

Insurance Underwriting Income
	Quarter Ended
	March 31, 2023	% of Premium	March 31, 2022	% of Premium	% Chg.
Insurance underwriting margins:
Life	$291,274	38	$289,594	39	1
Health	91,332	28	87,870	28	4
Annuity	2,288		2,263
	384,894		379,727		1
Other income	50		164
Administrative expenses	(73,907)		(72,565)		2
Insurance underwriting income	$311,037		$307,326		1
Per share	$3.18		$3.07		4

The ratio of administrative expenses to premium was 6.7%, compared with 6.8% for the year-ago quarter.

GL Q1 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
LIFE INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Our distribution channels consist of the following exclusive agencies: American Income Life Division (American Income), Liberty National Division (Liberty National) and Family Heritage Division (Family Heritage); an independent agency, United American Division (United American); and our Direct to Consumer Division (Direct to Consumer).

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at https://investors.globelifeinsurance.com at "Financial Reports and Other Financial Information."

Life Underwriting Margin
	Quarter Ended
	March 31,
	2023		2022
	Amount	% of Premium	Amount	% of Premium	% Chg.
American Income	$175,567	45	$172,817	47	2
Direct to Consumer	56,161	23	58,038	24	(3)
Liberty National	27,690	32	26,936	33	3
Other	31,856	61	31,803	60	—
Total	$291,274	38	$289,594	39	1

Life Premium
	Quarter Ended
	March 31,
	2023	2022	% Chg.
American Income	$387,512	$370,106	5
Direct to Consumer	247,667	245,732	1
Liberty National	85,203	80,560	6
Other	52,215	52,730	(1)
Total	$772,597	$749,128	3

Life Net Sales(1)
	Quarter Ended
	March 31,
	2023	2022	% Chg.
American Income	$83,329	$85,350	(2)
Direct to Consumer	32,467	33,913	(4)
Liberty National	21,979	17,365	27
Other	2,594	2,375	9
Total	$140,369	$139,003	1
(1)Net sales, a statistical performance measure, is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued.

GL Q1 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
HEALTH INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Health Underwriting Margin
	Quarter Ended
	March 31,
	2023		2022
	Amount	% of Premium	Amount	% of Premium	% Chg.
United American	$12,938	10	$13,391	10	(3)
Family Heritage	31,749	33	27,712	31	15
Liberty National	26,870	57	27,744	58	(3)
American Income	18,386	62	18,320	64	—
Direct to Consumer	1,389	8	703	4	98
Total	$91,332	28	$87,870	28	4

Health Premium
	Quarter Ended
	March 31,
	2023	2022	% Chg.
United American	$132,607	$131,690	1
Family Heritage	96,072	89,540	7
Liberty National	46,972	47,760	(2)
American Income	29,594	28,766	3
Direct to Consumer	17,248	17,928	(4)
Total	$322,493	$315,684	2

Health Net Sales(1)
	Quarter Ended
	March 31,
	2023	2022	% Chg.
United American	$15,380	$12,970	19
Family Heritage	22,543	18,602	21
Liberty National	7,096	6,214	14
American Income	4,504	4,621	(3)
Direct to Consumer	550	421	31
Total	$50,073	$42,828	17
(1)Net sales, a statistical performance measure, is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued.

GL Q1 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
PRODUCING EXCLUSIVE AGENT COUNT RESULTS BY DISTRIBUTION CHANNEL

	Quarterly Average Producing Agent Count(1)
	Quarter Ended			Quarter Ended
	March 31,			December 31,
	2023	2022	% Chg.	2022
American Income	9,714	9,385	4	9,243
Liberty National	3,011	2,656	13	2,946
Family Heritage	1,298	1,100	18	1,334

(1) The quarterly average producing agent count is based on the actual count at the end of each week during the period.

INVESTMENTS

Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is defined as net investment income less the required interest attributable to policy liabilities. We also view excess investment income per diluted common share as an important and useful measure to evaluate performance of the investment segment, since it takes into consideration our stock repurchase program.

The following table summarizes Globe Life's investment income, excess investment income, and excess investment income per diluted common share.

Excess Investment Income
	Quarter Ended
	March 31,
	2023	2022	% Chg.
Net investment income	$257,105	$244,894	5
Interest on policy liabilities(1)	(227,850)	(219,069)	4
Excess investment income	$29,255	$25,825	13
Per share	$0.30	$0.26	15
(1)Interest on policy liabilities is a component of total policyholder benefits, a GAAP measure. The amounts presented for 2022 have been retrospectively adjusted to exclude the interest on deferred acquisition costs due to the LDTI standard and the interest on debt.

Net investment income increased 5.0%, and average invested assets increased 3.5%. Required interest on policy liabilities increased 4.0%, and average policy liabilities increased 4.3%.

GL Q1 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
The composition of the investment portfolio at book value at March 31, 2023 is as follows:

Investment Portfolio
	As of
	March 31, 2023
	Amount	% of Total
Fixed maturities at fair value(1)	$17,206,885	91
Policy loans	622,736	3
Other long-term investments(2)	1,022,611	5
Short-term investments	74,377	—
Total	$18,926,609
(1) As of March 31, 2023, fixed maturities at amortized cost were $18.5 billion, net of $33 million of allowance for credit losses.
(2) Includes $789 million of investments accounted for under the fair value option which have a cost of $783 million as of March 31, 2023.

Fixed maturities at amortized cost, net of allowance for credit losses, by asset class as of March 31, 2023 are as follows:

Fixed Maturity Portfolio by Sector
	As of
	March 31, 2023
	Investment Grade	Below Investment Grade	Total Amortized Cost, net
Corporate bonds	$14,485,367	$546,434	$15,031,801
Municipals	2,894,161	—	2,894,161
Government, agencies and GSEs	443,230	—	443,230
Collateralized debt obligations	—	36,778	36,778
Other asset-backed securities	75,579	12,387	87,966
Total	$17,898,337	$595,599	$18,493,936
Below are fixed maturities available for sale by amortized cost, allowance for credit losses, and fair value at March 31, 2023 and the corresponding amounts of net unrealized gains and losses recognized in accumulated other comprehensive income (loss).

As of	Amortized Cost	Allowance for Credit Losses	Net Unrealized Gains (Losses)	Fair Value
March 31, 2023	$18,526,703	$(32,767)	$(1,287,051)	$17,206,885

At amortized cost, net of allowance for credit losses, 97% of fixed maturities (97% at fair value) were rated “investment grade.” The fixed maturity portfolio earned an annual taxable equivalent effective yield of 5.18% during the first quarter of 2023, compared with 5.15% in the year-ago quarter.

Globe Life is not a party to any credit default swaps and does not participate in securities lending. In the first quarter, the Company recorded an allowance for credit losses, as shown above, primarily as a result of Signature Bank going into receivership. The Company did not have any outstanding holdings with Silicon Valley Bank. Subsequent to March 31, 2023, it was announced First Republic Bank had entered receivership effective April 30, 2023. As of March 31, 2023, the Company had $38.6 million outstanding with First Republic Bank with no associated allowance for credit losses. We have provided additional information regarding our banking and CML investments on our Investor Relations website under Financial Reports and Other Financial Information.

GL Q1 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
Comparable information for acquisitions of fixed maturity investments is as follows:

Fixed Maturity Acquisitions
	Quarter Ended
	March 31,
	2023	2022
Amount	$310,504	$351,215
Average annual effective yield	5.8%	4.0%
Average rating	A	A
Average life (in years) to:
Next call	19.7	15.8
Maturity	24.9	26.9

SHARE REPURCHASE:

During the quarter, the Company repurchased 1.2 million shares of Globe Life Inc. common stock at a total cost of $135 million and an average share price of $115.04.

LIQUIDITY/CAPITAL:

Globe Life's operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows. These cash flows are not impacted by volatile equity markets. Liquidity at the Parent Company is sufficient to meet additional capital needs of the insurance companies.

EARNINGS GUIDANCE FOR THE YEAR ENDING December 31, 2023:

New accounting guidance related to long-duration insurance contracts became effective January 1, 2023. Under this new requirement, Globe Life projects net operating income between $10.28 to $10.52 per diluted common share for the year ending December 31, 2023.

NON-GAAP MEASURES:

In this news release, Globe Life includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life's definitions of non-GAAP measures may differ from other companies' definitions. More detailed financial information, including various GAAP and non-GAAP measurements, is located at https://investors.globelifeinsurance.com on the Investors page under “Financial Reports and Other Financial Information."

GL Q1 2023 Earnings Release

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of the federal securities laws, including statements related to the expected impact of the COVID-19 outbreak on our business operations, financial results and financial condition. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, which may be national in scope, related to the insurance industry generally, or applicable to the Company specifically. Such events or developments could include, but are not necessarily limited to:

1) Economic and other conditions, including the COVID-19 pandemic and its impact on the U.S. economy, leading to unexpected changes in lapse rates and/or sales of our policies, as well as levels of mortality, morbidity, and utilization of health care services that differ from Globe Life's assumptions;

2) Regulatory developments, including changes in accounting standards or governmental regulations (particularly those impacting taxes and changes to the Federal Medicare program that would affect Medicare Supplement);

3) Market trends in the senior-aged health care industry that provide alternatives to traditional Medicare (such as Health Maintenance Organizations and other managed care or private plans) and that could affect the sales of traditional Medicare Supplement insurance;

4) Interest rate changes that affect product sales and/or investment portfolio yield;

5) General economic, industry sector or individual debt issuers’ financial conditions (including developments and volatility arising from the COVID-19 pandemic, particularly in certain industries that may comprise part of our investment portfolio) that may affect the current market value of securities we own, or that may impair an issuer’s ability to make principal and/or interest payments due on those securities;

6) Changes in pricing competition;

7) Litigation results;

8) Levels of administrative and operational efficiencies that differ from our assumptions (including any reduction in efficiencies resulting from increased costs arising from operating during the COVID-19 pandemic);

9) The ability to obtain timely and appropriate premium rate increases for health insurance policies from our regulators;

10) The customer response to new products and marketing initiatives;

11) Reported amounts in the consolidated financial statements which are based on management estimates and judgments which may differ from the actual amounts ultimately realized;

12) Compromise by a malicious actor or other event that causes a loss of secure data from, or inaccessibility to, our computer and other information technology systems;

13) The severity, magnitude and impact of the COVID-19 pandemic, including effects of the pandemic and the effects of the U.S. government’s and other businesses’ response to the pandemic, on our operations and personnel, and on commercial activity and demand for our products; and

14) Globe Life’s ability to access the commercial paper and debt markets, particularly if such markets become unpredictable or unstable for a certain period.

Readers are also directed to consider other risks and uncertainties described in other documents on file with the Securities and Exchange Commission. Globe Life specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

GL Q1 2023 Earnings Release

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Globe Life will provide a live audio webcast of its first quarter 2023 earnings release conference call with financial analysts at 11:00 am (Eastern) tomorrow, May 4, 2023. Access to the live webcast and replay will be available at https://investors.globelifeinsurance.com on the Calls and Meetings page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investors page menu of the Globe Life website at “Financial Reports.”

For additional information contact:
Mike Majors, Executive Vice President - Policy Acquisition and Chief Strategy Officer
Globe Life Inc.
3700 South Stonebridge Drive
P. O. Box 8080
McKinney, Texas 75070-8080
Phone: 972-569-3627 or email: investors@globe.life
Website: https://investors.globelifeinsurance.com

GL Q1 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
APPENDIX

GLOBE LIFE INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2023	2022(1)
Revenue:
Life premium	$772,597	$749,128
Health premium	322,493	315,684
Other premium	—	—
Total premium	1,095,090	1,064,812
Net investment income	257,105	244,894
Realized gains (losses)	(30,927)	(7,244)
Other income	50	164
Total revenue	1,321,318	1,302,626

Benefits and expenses:
Life policyholder benefits (net of remeasurement (gain) loss: 2023—$(2,697); 2022—$5,783)	507,977	495,429
Health policyholder benefits (net of remeasurement (gain) loss: 2023—$2,038; 2022—$(1,959))	190,962	189,018
Other policyholder benefits	8,988	9,702
Total policyholder benefits	707,927	694,149
Amortization of deferred acquisition costs	92,322	84,496
Commissions, premium taxes, and non-deferred acquisition costs	137,797	125,509
Other operating expense	84,171	84,352
Interest expense	24,867	19,944
Total benefits and expenses	1,047,084	1,008,450

Income before income taxes	274,234	294,176
Income tax benefit (expense)	(50,624)	(56,692)
Net income	$223,610	$237,484

Basic net income per common share	$2.32	$2.39

Diluted net income per common share	$2.28	$2.37

(1)The amounts presented for 2022 have been retrospectively restated due to the adoption of the LDTI standard.

GL Q1 2023 Earnings Release